Exhibit 1.1

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated this 12th day of September 2005 by and between WorldSpace, Inc., a Delaware corporation with its principal place of business at 2400 N Street, NW, Washington D.C. 20037 (the “Company”), and Alcatel Alenia Space France SAS (formerly known as Alcatel Space), a company organized under the laws of the Republic of France with its registered office at 12, rue de la Baume, 75008 Paris, France (“Alcatel” or the “Investor”).

WHEREAS:

A. On February 25, 2005, the Company, WorldSpace Satellite Company, Ltd. and the Investor entered into a memorandum of agreement on settlement (the “Settlement Agreement”), which provided for, among other things, the issuance by the Company of Common Shares (as defined below) of the Company with a value of $7.0 million measured as at the initial public offering price for the Company’s Common Shares.

B. On August 9, 2005, the Company issued to the Investor 333,333 Common Shares (the “Alcatel Shares”) which, along with a cash payment for a fractional share, satisfied the aforesaid obligations of the Company under the Settlement Agreement.

C. In connection with the Settlement Agreement, the Company agreed to provide certain incidental registration rights with respect to the Alcatel Shares on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means (a) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (b) with respect to any individual, shall also mean any Family Member of such individual. For purposes of this definition, (a) the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise and (b) the term “Family Member” means as applied to any individual, such individual’s spouse, child (including a stepchild or an adopted child), grandchild, parent, brother, sister or other bona fide estate planning recipient thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of any one or more of them.

“Agents” has the meaning set forth in Section 5.1.

“Agreement” has the meaning set forth in the Preamble.

“Blue Sky Filing” has the meaning set forth in Section 5.1.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Claims” has the meaning set forth in Section 5.1.

“Common Shares” means the shares of the Company’s Class A common stock, par value $0.01 per share, issued to the Investor pursuant to the Settlement Agreement, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of Class A common stock.

“Company” has the meaning set forth in the Preamble.

“Convertible Notes” means the Company’s convertible notes due December 31, 2014.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Final Prospectus” has the meaning set forth in Section 5.6

“Holder” means the Initial Holder and any other Person holding Registrable Securities to whom the registration rights set forth in this Agreement have been transferred in accordance with the terms of this Agreement.

“Holders’ Counsel” means one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected by the Majority Holders of the Registration.

“Incidental Registration” means a registration required to be effected by the Company pursuant to Section 2.1.

“Incidental Registration Statement” means a registration statement of the Company filed with the SEC pursuant to the Securities Act in respect of an Incidental Registration pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Initial Holder” means the Investor.

“Inspectors” has the meaning set forth in Section 4.1(g).

“Investor” has the meaning set forth in the Preamble.

“Lock-Up Agreement” has the meaning set forth in Section 3.1.

“Majority Holders” means the Holders of at least a majority of the outstanding Registrable Securities.

“Majority Holders of the Registration” means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

“NASD” means the National Association of Securities Dealers, Inc.

“Non-Public Incidental Registration Notice” has the meaning set forth in Section 2.1(a).

“Non-Public Incidental Registration Notice Period” has the meaning set forth in Section 2.1(a).

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Records” has the meaning set forth in Section 4.1(g).

“Registrable Securities” means (i) the Alcatel Shares and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (C) such securities shall have ceased to be outstanding, or (D) such securities shall be eligible for resale pursuant to Rule 144(k) of the Securities Act (or any successor provision thereof having similar effect).

“registration” refers to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registration Expenses” means any and all expenses incident to performance of or compliance with this Agreement by the Company including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, and (v) the fees and disbursements of Holders’ Counsel, provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of personnel of the Company or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.1 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

“Registration Statement” means any registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“SEC” means the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Settlement Agreement” has the meaning set forth in the Preamble.

“Underwriters” means the underwriters, if any, of an offering being registered under the Securities Act.

“Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

“Underwritten Offering Lock-Up Period” has the meaning set forth in Section 3.1.

“Violation” has the meaning set forth in Section 5.1.

2. REGISTRATION UNDER THE SECURITIES ACT.

2.1 Incidental Registration.

(a) Right to Include Registrable Securities in Incidental Registrations. (i) If at any time or from time to time the Company proposes or is required to register any of its securities under the Securities Act in an Underwritten Offering (other than in a registration on Form S-4 or S-8 or any successor form to such forms or Form S-3 for compensatory, bonus or other similar plans, dividend reinvestment plans and stock purchase plans) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given (i) in the event that the Company has publicly disclosed such proposed registration, at least thirty (30) calendar days prior to such proposed registration and (ii) in the event that the Company has not publicly disclosed such proposed registration (a “Non-Public Incidental Registration Notice”), no more than ten (10) Business Days prior to the filing of such proposed registration with the SEC (such period not in excess of ten (10) Business Days, the “Non-Public Incidental Registration Notice Period”)) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.1 as hereinafter provided. All Holders which elect to participate in such proposed registration shall keep the contents of any Non-Public Incidental Registration Notice confidential prior to the filing of such proposed registration with the SEC and if a Holder has elected not to participate in such proposed registration, the Holder shall keep the contents of any Non-Public Incidental Registration Notice confidential during the Non-Public Incidental Registration Notice Period. Subject to the other provisions of this paragraph (a) and Section 2.1(b), upon the written request of any Holder made within twenty (20) calendar days, or in the case of a Non-Public Incidental Registration Notice, within five (5) Business Days, after the receipt of such written notice from the Company (which request shall specify the amount of Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by such Holders to be so registered (an “Incidental Registration”), to the extent required to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. Immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(ii)	If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.1 which the Company is obligated to effect.

(b) Priority in Incidental Registration. If the sole or the lead managing Underwriter, as the case may be, in an Incidental Registration, shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, all securities proposed to be registered by holders of Convertible Notes, (C) third, on a pari passu basis, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them and any securities requested to be included in such registration by any Person to whom rights to participate in any such registration have been granted by the Company, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (ii) in the case of a registration initiated by a holder of Convertible Notes, (A) first, all of the securities proposed to be registered by any holders of the Convertible Notes and (B) second, on a pari passu basis, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them and any securities requested to be included in such registration by any Person to whom rights to participate in any such registration have been granted by the Company, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and (iii) in the case of a registration initiated by a Person other than the Company or a holder of a Convertible Note (A) first, one-third of securities requested to be included in such registration by each holder of a Convertible Note, (B) second, one-third of the securities proposed to be registered by any Person initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (c) third, on a pari passu basis, any remaining securities requested to be included in such registration by the holders of the Convertible Notes, any remaining securities proposed to be registered by any Person initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and any remaining Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them; provided, however, that in the event the Company will not, by virtue of this Section 2.1(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration if capacity allows.

2.2 Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement hereunder, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration. Each Holder shall pay all discounts and commissions payable to selling brokers, managers or other similar Persons engaged in the distribution of such Holder’s Registrable Securities pursuant to any registration pursuant to this Section 2 pro rata in accordance with the number of Registrable Securities being sold in the registration by such Holder.

2.3 Preparation, Investigation. In connection with the preparation and filing of each Registration Statement, the Company will give the Holders of Registrable Securities to be sold under such Registration Statement and their respective counsel and accountants, drafts and final copies of such Registration Statement, each Prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto (subject to such Holder agreeing to keep confidential any confidential information including, if applicable, the existence of such draft Registration Statement until the filing thereof), at least four (4) Business Days prior to the filing thereof with the SEC, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.4 Termination of Registration Rights. The rights and obligations under this Agreement, other than the rights and obligations under Sections 5, 6.1 and 6.3 through 6.15 hereunder, shall terminate with respect to a Holder’s Alcatel Shares, as applicable, upon the earlier of (x) when such Holder is eligible to sell such Alcatel Shares, as applicable, in a sale pursuant to Rule 144(k) of the Securities Act (or any successor provision having similar effect) and (y) the date that such Alcatel Shares, as applicable, shall have ceased to be Registrable Securities.

3. HOLDBACK ARRANGEMENTS.

3.1 Restrictions on Sale. Each Holder agrees, if timely requested in writing by the sole or lead managing Underwriter in any Underwritten Public Offering in which such Holder has been permitted to include Registrable Securities not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) and (iv) waives any rights the Holder may have to require registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares (the agreements contained in this Section 3.1, the “Lock-Up Agreement”), during the time period reasonably requested by the sole or lead managing Underwriter, not to exceed 90 days beginning on the effective date of the Registration Statement for any Underwritten Offering, except as part of such Underwritten Offering or pursuant to a registration on Form S-4, without the prior written consent of the sole or lead managing Underwriter (the “Underwritten Offering Lock-Up Period”); provided, however, that if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) Business Days before the last day of the Underwritten Offering Lock-Up Period and ends on the last day of the Underwritten Offering Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs which the Company has publicly disclosed, or (ii) prior to the expiration of the Underwritten Offering Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Underwritten Offering Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Notwithstanding the foregoing, the Holders of Registrable Securities shall not be obligated to enter into the Lock-Up Agreement unless all officers and directors of the Company and all Persons holding at least five percent (5%) of the Company’s voting securities enter into substantially similar agreements, with the agreement of the Holder’s being on no more onerous terms than any other agreements entered into by any other Person.

4. REGISTRATION PROCEDURES.

4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as practicable:

(a) Prepare and file with the SEC (promptly, and in any event within the specified time frames) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders’ Counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders’ Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder’s Counsel or any Majority Holders of the Registration shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, such period need not extend beyond the time periods provided herein, including as set forth in Section 2.4, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

(c) Furnish, without charge, to each selling Holder of such Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus).

(d) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(e) Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such U.S. governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities.

(f) Promptly notify Holders’ Counsel and each Holder of Registrable Securities covered by such Registration Statement: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vi) of this Section 4.1(f), the Company shall promptly, prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and shall furnish to each such Holder a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered.

(g) Subject to receipt of confidentiality agreements acceptable to the Company, make available for inspection by any selling Holder of Registrable Securities, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the reasonable opinion of such Holders’ Counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement.

(h) Provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement.

(i) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) Use its reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which the Company’s securities are then listed.

(k) Keep each selling Holder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under Section 2 hereunder.

(l) Cooperate with each selling Holder of Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(m) Furnish to each Holder participating in the offering without charge, (i) at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference),

(ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(n) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the selling Holders of Registrable Securities at least three Business Days prior to any sale of Registrable Securities.

(o) If requested by any selling Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities as such Holder reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company; make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(p) In an Underwritten Offering in which a Holder is participating pursuant to Section 2.1 hereof, use its reasonable best efforts to provide copies of opinions of Company counsel and “Cold Comfort” letters from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in the Registration Statement for such Underwritten Offering, on the same basis and to the same extent that such materials are provided to other selling stockholders participating in such Underwritten Offering.

(q) Use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

4.2 Seller Information. As a condition to inclusion of the Holder’s Registrable Securities, the Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition or any other information requested by the SEC as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall execute such documents in connection with such registration as the Company may reasonably request, including questionnaires, in a timely manner.

4.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vi), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5. INDEMNIFICATION; CONTRIBUTION.

5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners, members, shareholders, employees, affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, judgments, fines, penalties, charges, amounts paid in settlement, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or in any filing prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such filing) in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading or (ii) any violation of this Agreement (the matters in the foregoing clauses (i) through (ii) being, collectively, “Violations”); provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon a Violation which occurs in reliance on any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. Notwithstanding the foregoing, the indemnification contained in this Section 5.1 shall not apply if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 4.1(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder and termination of this Agreement.

5.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents, each Person who controls the Company (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter and termination of this Agreement.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

5.4 Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred; provided that if a final nonappealable determination is made that the party receiving such expense payments was not entitled to such payments pursuant to the provisions of this Section 5, then the party receiving such expense payments shall return such expense payments to the party that made such payments.

6. GENERAL.

6.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

6.2 Rule 144. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6.3 No Conflicts. The Company represents and warrants to the Investor that it has not entered into any agreement or amended any agreement in effect on the date hereof which agreement or amendment precludes the Company from providing to the Investor its right to Incidental Registrations under this Agreement. The Company agrees that it will not hereafter enter into any agreement or amend any agreement that would have the effect of precluding the Company from providing to the Investor its right to Incidental Registrations under and in the manner set forth in this Agreement.

6.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company to:

WorldSpace, Inc.

8515 Georgia Avenue

Silver Spring, MD 20910

Facsimile: (301) 960-2200

Attention: Donald J. Frickel, Esq.

with a copy (for informational purposes only) to:

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, New York 10036-7703

Facsimile: (212) 626-4120

Attention: Jeffrey E. Cohen, Esq.

If to the Investor to:

Alcatel Alenia Space France SAS

26 Avenue J.F. Champollion

31037 Toulouse Cedex 1

France

Facsimile: (33) 5-34-35-60-94

Attention: Jean-Marc Alias, Chief Financial Officer

with a copy (for informational purposes only) to:

Alcatel Alenia Space France SAS

12, rue de la Baume

75008 Paris

France

Facsimile: (33) 1-55-66-10-21

Attention: Alain Stevignon, Esq.

and

Hogan & Hartson LLP

555 13th Street, NW

Washington, D.C. 20004

Facsimile: (202) 637-5910

Attention: Lorraine Sostowski, Esq.

, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. If a notice provided for hereunder is delivered via facsimile, such notice shall be valid only if an original hard copy is delivered to a U.S. address provided by such Investor to which overnight delivery by standard courier can be made, within 24 hours of the time such facsimile is delivered. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

6.5 No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

6.6 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.7 Entire Agreement. This Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement and the instruments referenced herein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

6.8 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign its rights and obligations under this Agreement (x) to any transferee of Registrable Securities that is an Affiliate of such Holder as such rights and obligations pertain to the transferred Registrable Securities or (y) to any transferee of Registrable Securities constituting at least eighty percent (80%) of the Registrable Securities outstanding at the time of such transfer, it being understood for purposes of this clause (y) that if such Holder continues to hold any Registrable Securities following such transfer, such Holder shall have no further rights or obligations under this Agreement with respect to such Registrable Securities held by it; provided, however, if any such transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the consent of the Company or by the Company without the consent of the Majority Holders.

6.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.10 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

6.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.12 Consents. All consents and other determinations required to be made by the Investor pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Majority Holders.

6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

6.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, in the case of Section 5, for each Person entitled to indemnification thereunder and its respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Permitted successors and assigns of a Person entitled to indemnification under Section 5 that is not a party hereto shall include any heir, successor or assign of such Person.

6.15 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Majority Holders.

6.16 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

IN WITNESS WHEREOF, the Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman and CEO

IN WITNESS WHEREOF, the Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

ALCATEL ALENIA SPACE FRANCE SAS

By:	/s/ Pascale Sourisse
Name:	Pascale Sourisse
Title:	Président